UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 33-05357

Post-Effective Amendment No. 1 to Form S-8 Registration No. 2-79093

Post-Effective Amendment No. 1 to Form S-8 Registration No. 2-96855

Post-Effective Amendment No. 1 to Form S-8 Registration No. 33-25721

Post-Effective Amendment No. 1 to Form S-8 Registration No. 33-31251

Post-Effective Amendment No. 1 to Form S-8 Registration No. 33-31255

Post-Effective Amendment No. 1 to Form S-8 Registration No. 33-48972

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-87637

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-56546

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-81360

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-107457

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-122712

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-128076

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-159258

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-59511

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-95135

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-83509

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-49557

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-116794

Post-Effective Amendment No. 2 to Form S-8 Registration No. 2-90079

Post-Effective Amendment No. 2 to Form S-8 Registration No. 33-45788

UNDER

THE SECURITIES ACT OF 1933

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3831568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Tellabs Center

1415 West Diehl Road

Naperville, Illinois 60563

(Address, Including Zip Code, of Principal Executive Office)

2005 TELLABS, INC. EMPLOYEE STOCK PURCHASE PLAN

ACCESSLAN COMMUNICATIONS, INC. 1997 STOCK OPTION PLAN

ADVANCED FIBRE COMMUNICATIONS, INC. 1993 STOCK OPTION/STOCK ISSUANCE PLAN

ADVANCED FIBRE COMMUNICATIONS, INC. 1996 STOCK INCENTIVE PLAN

COHERENT COMMUNICATIONS SYSTEMS CORPORATION 1982 STOCK OPTION PLAN

COHERENT COMMUNICATIONS SYSTEMS CORPORATION AMENDED AND RESTATED 1993 EQUITY COMPENSATION PLAN

FUTURE NETWORKS, INC. 1999 STOCK INCENTIVE PLAN

NETCORE SYSTEMS, INC. 1997 STOCK OPTION PLAN

OCULAR NETWORKS, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

SALIX TECHNOLOGIES, INC. 1998 OMNIBUS STOCK PLAN AND OPTION AGREEMENT

TELLABS, INC. 1981 INCENTIVE STOCK OPTION PLAN

TELLABS, INC. 1984 INCENTIVE STOCK OPTION PLAN

TELLABS, INC. 1986 NON-QUALIFIED STOCK OPTION PLAN

TELLABS, INC. 1987 STOCK OPTION PLAN FOR NON-EMPLOYEE CORPORATE DIRECTORS

TELLABS, INC. 1989 STOCK OPTION PLAN

TELLABS, INC. 1991 STOCK OPTION PLAN

TELLABS, INC. 1994 STOCK OPTION PLAN

TELLABS, INC. 1998 STOCK OPTION PLAN

TELLABS, INC. 2001 STOCK OPTION PLAN

TELLABS, INC. 2003 EMPLOYEE RETENTION INCENTIVE PROGRAM

TELLABS, INC. 2004 INCENTIVE COMPENSATION PLAN

TELLABS, INC. AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN

TELLABS, INC. EMPLOYEE STOCK PURCHASE PLAN

TELLABS, INC. PROFIT SHARING AND SAVINGS PLAN

VIVACE NETWORKS, INC. 1999 EQUITY INCENTIVE PLAN

WICHORUS, INC. 2005 STOCK PLAN

(Full title of the plan)

James M. Sheehan, Esq.

Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

Tellabs, Inc.

One Tellabs Center

1415 West Diehl Road

Naperville, Illinois 60563

(630) 798-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following registration statements (the “Registration Statements”) of Tellabs, Inc. (the “Company”):

1.	Registration Statement No. 33-05357;

2.	Registration Statement No. 2-79093;

3.	Registration Statement No. 2-96855;

4.	Registration Statement No. 33-25721;

5.	Registration Statement No. 33-31251;

6.	Registration Statement No. 33-31255;

7.	Registration Statement No. 33-48972;

8.	Registration Statement No. 333-87637;

9.	Registration Statement No. 333-56546;

10.	Registration Statement No. 333-81360;

11.	Registration Statement No. 333-107457;

12.	Registration Statement No. 333-122712;

13.	Registration Statement No. 333-128076;

14.	Registration Statement No. 333-159258;

15.	Registration Statement No. 333-59511;

16.	Registration Statement No. 333-95135;

17.	Registration Statement No. 333-83509;

18.	Registration Statement No. 333-49557;

19.	Registration Statement No. 333-116794;

20.	Registration Statement No. 2-90079; and

21.	Registration Statement No. 33-4578.

On December 3, 2013, pursuant to the Agreement and Plan of Merger, dated as of October 18, 2013, by and among Blackhawk Holding Vehicle LLC (“Parent”), Blackhawk Merger Sub Inc. (“Merger Sub) and the Company, Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Company has less than 300 shareholders and no longer has an obligation to keeps its shares of common stock registered.

In accordance with an undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Company hereby removes from registration all securities of the Company registered but unissued under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on December 4, 2013.

TELLABS, INC.

By:	/s/ Lawrence A. Rieger
Lawrence A. Rieger Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Nick Kaiser	Director	December 4, 2013
Nick Kaiser

/s/ Doug Bayerd	Director	December 4, 2013
Doug Bayerd

/s/ Robb Warwick	Director	December 4, 2013
Robb Warwick